UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2010
BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation	File Number)	Identification No.)

100 Saw Mill Road
Danbury, Connecticut	06810

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 796-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Chief Executive Officer’s Employment Agreement
     To reduce cash expenditures for the fiscal year ending September 30, 2011, Biodel Inc. (the “Company”) and Errol B. De Souza, the Company’s chief executive officer, agreed, on October 1, 2010, to amend the Executive Employment Agreement, dated as of March 26, 2010 (the “Employment Agreement”), between the Company and Dr. De Souza in order to (i) reduce the cash portion of Dr. De Souza’s Base Salary (as defined in the Employment Agreement), effective for amounts earned from October 1, 2010 through September 30, 2011, from $37,500 per month to $33,333.33 per month and (ii) to treat the remainder of Dr. De Souza’s Base Salary for such period as deferred into the number of restricted stock units (“RSUs”) determined by dividing $50,000 by the fair market value of the Company’s common stock on October 1, 2010. The Company and Dr. De Souza have agreed that, for all other purposes of the Employment Agreement, Dr. De Souza’s Base Salary will be treated during the fiscal year ending September 30, 2011 as though it remained $450,000.
     The RSUs were granted to Dr. De Souza on October 1, 2010 under the Company’s 2010 Stock Incentive Plan (the “2010 Plan”) and will vest in equal installments on each of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011. The shares of common stock represented by the RSUs will be distributed on (and not before) September 30, 2011, absent an intervening Reorganization Event or Change in Control Event (each as defined in the 2010 Plan) that causes an earlier distribution.
     A copy of the letter agreement between the Company and Dr. De Souza setting forth the foregoing amendments to the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety to the terms of the letter agreement.
Modification of Director Compensation
     Also to reduce cash expenditures, the board of directors of the Company modified, effective October 1, 2010, the compensation it will pay to its non-employee directors for the fiscal year ending September 30, 2011. Previously, the Company had paid its chairman and/or lead director $60,000 in cash annually and each of its other non-employee directors $30,000 in cash annually. For the fiscal year ending September 30, 2011, the Company’s Chairman and/or lead director will receive $40,000 in cash as compensation for serving as a director for the fiscal year ending September 30, 2011 and the remaining $20,000 in the form of restricted stock units. Each other non-employee director will receive $20,000 in cash as compensation for serving as a director for the fiscal year ending September 30, 2011 and the remaining $10,000 in the form of restricted stock units. The Company granted the restricted stock units to its directors on October 1, 2010 (the “Director RSUs”) under the 2010 plan and the Director RSUs will vest in equal installments on each of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011. The shares of common stock represented by the Director RSUs will be distributed on (and not before)

September 30, 2011, absent an intervening Reorganization Event or Change in Control Event (each as defined in the 2010 Plan) that causes an earlier distribution.
Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibits are filed with this report on Form 8-K:

10.1	Letter agreement, dated October 1, 2010, between Biodel Inc. and Errol B. De Souza

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.
Date: October 5, 2010	By:	/s/ Gerard Michel
Gerard Michel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement, dated October 1, 2010, between Biodel Inc. and Errol B. De Souza